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                                                                   EXHIBIT(b)(5)


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                                 THE GNI GROUP

                     Presentation to the Board of Directors
                                October 6, 1997


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                                    OVERVIEW

o    Activities to Date

o    Options

o    Recommendations

o    Summary


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                                   OBJECTIVES

o    Bring the board up to date on First Analysis' activities

o    Discuss reasonable valuation expectations

o    Discuss current viable options

o    Give FAC's recommendations on a course of action


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                                     REVIEW



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                                CURRENT POSITION

o    Lack of credibility and following on the street

o Tired shareholder base with a desire for change

o Low valuation and corresponding high cost of capital as the company is currently structured

o    Strong cash flow and building business



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                               ACCESS TO CAPITAL

o Additional debt financing is available and is sufficient to fund product line acquisitions and on-going operations of the company

o Larger acquisitions would require the use of stock which would be dilutive to existing shareholders

o Capital is a constraint to showing rapid growth that justifies a higher valuation

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                             REASONS TO CONSIDER A
                                  TRANSACTION

o    Expectations from previously announced transaction

o    Shareholder value unreasonably lags market

o    Time to recover a reasonable earnings multiple will be long















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                               ACTIVITIES TO DATE











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                               ACTIVITIES TO DATE


     o  Completed memorandum early July

     o  Initial contacts in July and August

     o  Emphasis has been on strategic partners

        - Strategic partners - 25 companies in the chemical and environmental industries

        - Financial partners - 4 groups



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                                    RESULTS

     o Chemical companies are not comfortable with the deepwell business and give little value to the contract manufacturing business

     o Environmental companies are not comfortable with the chemical business and also give little value to that business



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                               VALUE EXPECTATIONS





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                         REASONABLE VALUE FOR GNI STOCK

o Trading history gives an indication of the market's perspective of fair value

o Discounted cash flow model indicates a range of values based on projected results of $7-9 per share

o 12 month forward earnings estimate at a 15 multiple would indicate a value of $8.85 per share

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                               PRICE PERFORMANCE


                                    [CHART]


o Price action at the time of the previously announced deal indicates the range of expectations of the street




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                               PRICE PERFORMANCE




                                    [CHART]



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                                    OPTIONS




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                                    OPTIONS


     o Indication of a cash offer for a management led buy-out at $8.00-$8.50 per share

        - Delta Commodities backed by Citicorp Venture Partners

     o  Indication of a stock offer from Philip at $9.00+

        - Interest in deepwell only with a sale of chemicals to a third-party

     o  Take no action

     o  Continue to look for strategic or financial buyers


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                                   CASH OFFER

o    Delta Commodities backed by Citicorp Venture Capital

     - Have not given a firm offer but believe that a cash deal in the range of $8-8.50 could be negotiated

     - Management would remain as part of the team

     - Transaction could be completed relatively quickly

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                        CASH OFFER - ISSUES TO CONSIDER


o    Pros

     - Immediate liquidity

     - Management continuity

o    Cons

     - Relatively low offer based on projected results




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                                  STOCK OFFER

o    Philip will offer $6.00 per share in stock for the deepwell assets

     - Difference between total offer price and $6.00 is the value attributed to chemical operations

     - Chemical operations would be sold in a simultaneous transaction to management or another interested third party

     -    Total valuation potential of $9.00+



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                        STOCK OFFER - ISSUES TO CONSIDER

o    Pros

      - Better Valuation

      - Knowledgeable buyer

         o Minimal due diligence

         o Faster transaction

o    Cons

      - Less liquidity

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                                  PHILIP OFFER

o Puts the onus of setting price for the shares on management and/or third parties based on the value of the chemical operations



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                          PHILIP STOCK CONSIDERATIONS

o    Current earnings estimates are:

     -    1997:     $.88      21.2X     10 est.
     -    1998:     $1.22     15.2X     9 est.

o Liquidity is high - average daily trading volume for the 10 days ending 10/2 is 500,650 shares

o    Transaction would represent roughly 4 trading days of volume




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                                PHILIP SERVICES



                                    [CHART]



o Philip price has been affected by the filing of 20 million share transaction



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                                PHILIP SERVICES


                                    [CHART]




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                     TAKING NO ACTION - ISSUES TO CONSIDER



o    Inconsistent performance

     -    Un-met expectations

     -    Non-recurring operating issues

o    Barriers to achieving full potential

     -    Relatively small base of business

     -    Very capital intensive

     -    Limited options for rapid growth







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                    CONTINUING PROCESS - ISSUES TO CONSIDER

o    Distraction to management

o    Consumes precious organizational resources

o    Creates uncertainty

o    Few other strategic buyers - unlikely to find a higher offer

o    Lots of financial buyers - valuations likely to be difficult


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                                RECOMMENDATIONS


o    Work forward on offer from Philip

     -    Work with management to produce the highest possible offer

     - Work with third parties to ensure that the company is maximizing the value of the chemical assets

o    Close the transaction as rapidly as possible



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                            ALTERNATIVES TO CONSIDER


o    Stock transaction to Philip at $8.55 per share

o    Cash transaction with Delta at $8.30 per share

o    Repurchase stock

o Acquire additional entities simultaneous with announcement of conclusion of assignment



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                                REPURCHASE STOCK



o    Increases debt load, reduces flexibility for acquisitions going forward

o Will not necessarily provide all the liquidity required for large shareholders

o    Capacity for perhaps 1m shares

o    Premium required to satisfy large shareholders?



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                                 RECOMMENDATION

o    Accept cash offer

     -    Less than optimal but within acceptable limits

     -    FASC is prepared to give a favorable opinion letter at that valuation

     -    Resolves issue with existing shareholders

     -    Unlikely to elicit a bidder at higher levels



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